CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sitestar Corporation, (the “Company”) on Form 10-Q/A for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Frank Erhartic, Jr., Chief Executive Officer and President of the Company, and Daniel Judd, Chief Financial Officer of the Company, respectively, certify to our knowledge and in our capacity as officers of the Company, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

IN WITNESS WHEREOF, the undersigned have executed this certificate.

/s/ Frank Erhartic, Jr.	/s/ Daniel Judd

Frank Erhartic, Jr.	Daniel Judd

Chief Executive Officer and President	Chief Financial Officer

October 8, 2009	October 8, 2009